Update on Status of Nkamouna Feasibility Study

December 21, 2010 – Denver, CO - Geovic Mining Corp. (“Geovic” or “the Company”, TSX:GMC, OTCBB:GVCM), on behalf of its 60.5% -owned subsidiary Geovic Cameroon PLC, announces the current status of the Feasibility Study for its Nkamouna Cobalt-Nickel-Manganese Project (the “Project”) in Cameroon, Africa.

The report, in preparation by Lycopodium Minerals Pty. of Perth, Australia, will incorporate Project changes since 2008, including improvements to the process chemistry, processing plant, and mine plan. It will not be completed as initially anticipated by the end of 2010.

Through December 2010, the following observations and conclusions have been made:

  The process of updating the Feasibility Study has revealed significantly higher Project capital costs. Geovic’s third quarter 2010 10-Q disclosed that initial capital costs plus working capital would be at least $100 million higher than the $417 million combined estimate from the previous Feasibility Study, dated September 2008. The Company now anticipates total initial capital costs plus working capital to be closer to $600-$650 million (including estimated contingencies), not including construction of a process refinery which, if needed, is estimated to cost at least an additional $150 million.
  Discussions with potential offtake partners, nearly all located in the Far East, have yielded a high level of interest in purchasing intermediate cobalt/nickel mixed sulfide precipitate, or MSP, a product that would not require construction of a refinery. Consequently, deferral of the refinery (for converting MSP to finished cobalt and nickel products) is being considered by the Geovic Cameroon shareholders and Board of Directors, a decision that will be made in the coming months.
  The Company is evaluating several opportunities to improve Project economics, and will actively pursue all such avenues immediately, with the Feasibility Study projected to be finalized by the end of April 2011. The Feasibility Study will address all aspects of Project economics, and is intended to establish Project viability.

Geovic Mining Background

Geovic is a U.S.-based corporation whose principal asset is 60.5% indirect ownership of a significant cobalt-nickel-manganese deposit in the Republic of Cameroon, Africa. Additional Company initiatives and project information may be found on the websites www.geovicenergy.com, www.sedar.com, and www.sec.gov. For more information, please go to www.geovic.net or contact:

Andrew C. Hoffman, CFA V.P., Investor Relations Geovic Mining Corp. Direct (720) 350-4130 Toll-Free (888) 350-4130 ahoffman@geovic.net	San Diego Torrey Hills Capital Direct (858) 456-7300 info@torreyhillscapital.com	Vanguard Shareholder Solutions Direct (604) 608-0824 Toll-Free (866) 801-0779 ir@vanguardsolutions.ca

On behalf of the Board Greg Hill, CFO and Chairman, Geovic Cameroon PLC

Cautionary Note Regarding Forward Looking Statements

Statements contained in this press release that are not historical facts are forward-looking statements (within the meaning of Canadian securities legislation) that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements with respect to the anticipated total initial capital costs of the Project, the potential decision to defer the refinery, the timing for completion and the content of the final Feasibility Study. In certain cases, forward-looking statements can be identified by the use of words such as “proposes”, “expects”, “is expected”, “scheduled”, “estimated”, “intends”, or variations of such words and phrases or statements that certain actions, events or results “will” occur. Forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks and other factors include, among others, risks related to exploration activities and operations; actual results of our efforts to improve Project economics, current exploration activities; conclusions of economic evaluations; changes in project parameters as plans continue to be refined; future prices of metals; possible variations in ore reserves, grades, or recovery rates; failure of plant, equipment or processes to operate as anticipated; accidents, labor disputes, other risks of the mining industry, delays in obtaining governmental approvals or financing or in the completion of development or construction activities and other factors as described in detail in the Company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof. The Company does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof to reflect the occurrence of unanticipated events.